SUBJECT TO REVISION
COMPUTATIONAL MATERIALS

REVISED TERM SHEET

October 27, 2006

$[748,252,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES MO 2006-HE6

CLASS A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 AND M9 CERTIFICATES

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES MO 2006-HE6

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

 Mortgage Originators

Servicers

Master Servicer

**Subject to Revision**

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES MO 2006-HE6

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-131465.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The information in the accompanying term sheet supplement and the prospectus that the issuer has filed with the SEC (which you may get for free by visiting EDGAR on the SEC website at www.sec.gov) should be reviewed in connection with this term sheet.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Structure Summary

Asset Backed Securities Corporation Home Equity Loan Trust,
Series MO 2006-HE6

Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A2(3)	[310,836,000]	Senior / FLT	AAA/Aaa/AAA	1.00	1	22
A3(3)	[79,263,000]	Senior / FLT	AAA/Aaa/AAA	2.00	22	27
A4(3)	[126,711,000]	Senior / FLT	AAA/Aaa/AAA	3.25	27	72
A5(3)	[40,756,000]	Senior / FLT	AAA/Aaa/AAA	6.29	72	76
M1(3)	[51,596,000]	Mezz / FLT	AA+/Aa1/AA+	3.81	42	51
M2(3)	[42,761,000]	Mezz / FLT	AA/Aa2/AA	5.10	51	76
M3(3)	[16,222,000]	Mezz / FLT	AA-/Aa3/AA-	6.32	76	76
M4(3)	[19,167,000]	Mezz / FLT	A+/A1/A+	4.47	41	76
M5(3)	[17,201,000]	Mezz / FLT	A/A2/A	4.44	40	76
M6(3)	[11,303,000]	Mezz / FLT	A-/A2/A-	4.42	39	76
M7(3)	[11,795,000]	Mezz / FLT	BBB+/A3/A-	4.40	39	76
M8(3)	[8,846,000]	Mezz / FLT	BBB/Baa1/BBB+	4.40	38	76
M9(3)	[11,795,000]	Mezz / FLT	BBB-/Baa2/BBB	4.37	38	76
Total	[748,252,000]

Non-Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A1(3)	[186,999,000]	Senior / FLT	AAA/Aaa/AAA	2.20	1	76
M10(3)	[14,744,000]	Mezz / FLT	BB+/Ba1/BB+	4.37	38	76
M11(3)	[13,269,000]	Mezz / FLT	BB/Ba2/BB	4.32	37	76
Total	[215,012,000]

(1)

Standard & Poor’s, Moody’s and Fitch Ratings.

(2)

To 10% Optional Redemption at the Pricing Speed.

(3)

The Certificates will accrue interest at a rate based on LIBOR plus a margin, subject to the related Net WAC Cap Rate.  The margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by 1.5x after the first Distribution Date on which the Optional Redemption is exercisable, subject to the Maximum Cap Rate.

Summary of Terms

Cut-off Date:	November [1], 2006
Expected Pricing:	On or about October [27], 2006
Mortgage Originators:	Nationstar Home Equity Company LLC, Argent Mortgage Company, LLC and Ameriquest Mortgage Company.
Issuer:	Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6
Depositor:	Asset Backed Securities Corporation
Seller:	DLJ Mortgage Capital, Inc.
Expected Settlement:	On or about November [30], 2006 (the “Closing Date")
Legal Final Maturity:	[November] 25, 2036
Servicers:	Nationstar Home Equity Company LLC and Select Portfolio Servicing, Inc.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Custodian:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Lead Underwriter:	Credit Suisse Securities (USA) LLC
Co-Manager:	TBD
Swap Provider:	Credit Suisse International (CSi)
Swap Provider Ratings:	CSi Credit Ratings Rating Standard & Poor’s Fitch Moody’s Short-Term [A-1+] [F1+] [P-1] Long-Term [AA-] [AA-] [Aa3]
Record Date:	With respect to any Distribution Date, for each class of Offered Certificates, will be the business day immediately preceding the Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing on December 26, 2006.
Interest Accrual:

Interest on each class of Certificates will accrue for each period beginning on the prior Distribution Date and ending the day preceding the current Distribution Date; or in the case of the first accrual period from the Closing Date to the day preceding the first Distribution Date.  Interest will be paid on the basis of the actual number of days during the accrual period, with a 360-day year.

ERISA:

All of the Offered Certificates, other than the Class M10 and Class M11 Certificates, are expected to be ERISA eligible.  During the period the Swap Agreement is outstanding, plan investors will be required to represent that they have available either a statutory exemption or certain exemptions based upon the identity of the plan or fiduciary making the investment decisions on behalf of the plan.

SMMEA:	No Class of Offered Certificates is expected to be SMMEA eligible.
Tax Status:	Multiple REMICs for federal income tax purposes.
Servicing Fee Rate:	With respect to each Servicer, the servicing fee of 0.50% per annum will be paid before current interest on all Certificates.
Master Servicing and Trust Administration Fee:	Compensation to the Master Servicer will consist of interest earned on amounts in the distribution account prior to any Distribution Date.
Loan Performance Advisor:	Office Tiger Global Real Estate Services (f/k/a MortgageRamp, Inc.)
Loan Performance Advisor Fee Rate:	The Loan Performance Advisor Fee Rate of 0.0150% per annum (“LPA Fee Rate”) will be paid before current interest on all Certificates.
Trustee Fee:	Compensation to the Trustee will be paid at closing.
Administrative Fee Rate:	The Servicing Fee Rate (0.50% per annum) and LPA Fee Rate (0.0150% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Redemption:

The Class X Certificateholder (if such certificateholder is not an affiliate of the Depositor or the Seller or if the Class X Certificates have not been pledged to secure an issuance of notes) will (subject to the terms of the Pooling Agreement) have the option to direct the Master Servicer to purchase all of the Mortgage Loans and thereby effect the early retirement of the certificates and terminate the Trust, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On any such Distribution Date, if the Class X Certificateholder does not exercise its option to purchase all of the Mortgage Loans, the right to purchase the Mortgage Loans will pass to the Master Servicer.

Prepayment Period:

With respect to any Distribution Date and (i) principal payments in full, will be the period commencing on the 16th day in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the calendar month in which such Distribution Date falls and (ii) principal payments in part, will be the calendar month preceding the month in which such Distribution Date falls.

Credit Enhancement:	Excess Interest. Net Swap Payments received from the Swap Provider (if any). Overcollateralization ("OC"). Subordination.
Initial Overcollateralization Target Percentage:	Approximately [2.00]%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.
Certificate Rating:

It is a condition to the issuance of the Certificates that they receive the following ratings:

[Class / Rating Agency

S&P

Moody’s

Fitch

A1

AAA

Aaa

AAA

A2

AAA

Aaa

AAA

A3

AAA

Aaa

AAA

A4

AAA

Aaa

AAA

A5

AAA

Aaa

AAA

M1

AA+

Aa1

AA+

M2

AA

Aa2

AA

M3

AA-

Aa3

AA-

M4

A+

A1

A+

M5

A

A2

A

M6

A-

A2

A-

M7

BBB+

A3

A-

M8

BBB

Baa1

BBB+

M9

BBB-

Baa2

BBB

M10

BB+

Ba1

BB+

M11

BB

Ba2

BB]

Registration:	Book-entry form through DTC, Clearstream and Euroclear.
P&I Advances:

Unless a Servicer determines that any proposed advance is not recoverable from future payments or collections on the related mortgage loan, such Servicer will be required to advance scheduled payments of principal and interest on such mortgage loan if such scheduled payment is not received.

Compliance:

It is expected that no mortgage loan will be subject to the Home Ownership Equity Protection Act (Section 32 Loans) or will be in violation of any comparable local, state or federal law.   It is expected that all mortgage loans will have been originated in accordance with applicable local, state or federal law, and will not be considered “High Cost” or “covered”, as defined in the applicable local, state or federal predatory and abusive lending laws.  The Seller and Mortgage Originators will make representations and warranties to the Trust to this effect.

Pricing Speed:

Fixed Rate:

115% PPC: (100% PPC: 4% - 20% CPR over 12 months, remaining at 20% CPR thereafter).

ARM:

100% PPC: (100% PPC: 4% - 28% CPR over 12 months, remaining at 28% CPR until month 24, remaining at 55% CPR from month 25 to 28, remaining at 35% CPR thereafter).

Certificates:

Group I Certificates:

Class A1 Certificates

Group II Certificates:

Class A2, Class A3, Class A4 and Class A5 Certificates

Class A Certificates:

Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates

Class M Certificates:

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates

Offered Certificates:

Class A2, Class A3, Class A4, Class A5 and Class M Certificates, except the Class M10 and Class M11 Certificates

Non-Offered Certificates:

Class A1, Class M10 and Class M11 Certificates

Retained Certificates:

Class R, Class X and Class P Certificates

Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero after allocation of the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount (assuming for this purpose prior to the Stepdown Date) and (ii) the later of (A) the 37th Distribution Date and (B) the date that the credit enhancement percentage for the Class A Certificates is greater than or equal to 2x the initial Total Enhancement percentage for the Class A Certificates as set forth in the Credit Enhancement table included herein.

Credit Enhancement:

Enhancement Percentages

	Class A	Class M1	Class M2	Class M3	Class M4	Class M5
Initially
(as % of the aggregate original principal balance)
Subordination	22.25%	17.00%	12.65%	11.00%	9.05%	7.30%
Overcollateralization	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Total Enhancement	24.25%	19.00%	14.65%	13.00%	11.05%	9.30%
After Anticipated Stepdown
Subordination	44.50%	22.00%	22.00%	22.00%	18.10%	14.60%
Overcollateralization	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Total Enhancement	48.50%	26.00%	26.00%	26.00%	22.10%	18.60%

	Class M6	Class M7	Class M8	Class M9	Class M10	Class M11
Initially
(as % of the aggregate original principal balance)
Subordination	6.15%	4.95%	4.05%	2.85%	1.35%	0.00%
Overcollateralization	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
Total Enhancement	8.15%	6.95%	6.05%	4.85%	3.35%	2.00%
After Anticipated Stepdown
(as % of the aggregate original principal balance)
Subordination	12.30%	9.90%	8.10%	5.70%	2.70%	0.00%
Overcollateralization	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Total Enhancement	16.30%	13.90%	12.10%	9.70%	6.70%	4.00%

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date will be the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal payments received during the related Prepayment Period) over (ii) the sum of the aggregate certificate principal balances of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trust and the Swap Termination Payment, if any, (unless the Swap Provider is the defaulting party under the Swap Agreement) over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by  excess interest and overcollateralization.  If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A, Class P and Class M Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period such excess (the “Realized Loss Amount”) will be allocated in the following order: Class M11 Certificates, Class M10 Certificates, Class M9 Certificates, Class M8 Certificates, Class M7 Certificates, Class M6 Certificates, Class M5 Certificates, Class M4 Certificates, Class M3 Certificates, Class M2 Certificates and Class M1 Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest.  However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from Net Monthly Excess Cashflow (including certain amounts received by the swap administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement, as long as the related class of Certificates is outstanding.

Net WAC Rate Cap:

Class A Certificates:  For the Class A Certificates related to a loan group, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans in the related loan group minus (y) a percentage, equal to a fraction, the numerator of which is equal to the portion of the Net Swap Payment and any Swap Termination Payment (unless the Swap Provider is the defaulting party) allocable to the related loan group made to the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in that loan group.

Class M Certificates:  For the Class M Certificates, the per annum rate equal to the weighted average of the Net WAC Rate Caps for the Class A Certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates).

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

Class A Certificates: For the Class A Certificates related to a loan group, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans in the related loan group plus (y) a percentage, equal to a fraction, the numerator of which is equal to the portion of the Net Swap Payment and any Swap Termination Payment (unless the Swap Provider is the defaulting party) allocable to the related loan group made by the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in that loan group.

Class M Certificates:  For the Class M Certificates, the per annum rate equal to the weighted average of the Maximum Cap Rates for the Class A Certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates).

Coupon Step-up:

On the Distribution Date after the earliest date on which the Optional Redemption can be exercised, the margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by 1.5 times.

Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap.  The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the swap administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table titled “Swap Schedule” herein. The Swap Agreement notional amount is determined as follows:

(1)

if the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date divided by a payment factor of 100.0000 is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date.

(2)

if the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

(3)

if the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.319%] (per annum) (30/360 accrual) on the product of (i) the Swap Agreement notional amount for the related period and (ii) a payment factor of 100.0000, and the Trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the product of (i) the Swap Agreement notional amount for the related period and (ii) a payment factor of 100.0000, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.  Payments under the Swap Agreement will begin on the Distribution Date in [December] 2006.  Unless earlier terminated, the Swap Agreement expires immediately following the Distribution Date occurring in [November] 2011.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Servicers or the Master Servicer, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Redemption); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Class A Principal Distribution Amount:

Prior to the Stepdown Date, or if a Trigger Event is in effect, each of the Class A Certificates will receive the principal collected on the related Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.  On or after the Stepdown Date, if no Trigger Event is in effect, principal distributed on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the initial Total Enhancement percentage for the Class A Certificates as set forth in the Credit Enhancement table included herein, subject to a floor.

Principal distributions on the Group I Certificates will be allocated to the Class A1 Certificates until their certificate principal balances have been reduced to zero.

Principal distributions on the Group II Certificates will be allocated sequentially to the Class A2, Class A3, Class A4 and Class A5 Certificates, in that order, until the certificate principal balances thereof have been reduced to zero; provided however, that on any Distribution Date on or after which the Class M Certificates have been reduced to zero and the excess interest and overcollateralization is insufficient to cover realized losses on the mortgage loans related to the Group II Certificates to the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata, based on certificate principal balance, until their certificate principal balances have been reduced to zero.

Notwithstanding the foregoing, if the aggregate certificate principal balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed pro rata to the group of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount or Mezzanine Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date or if a Trigger Event is in effect.  On or after the Stepdown Date, if no Trigger Event is in effect, principal will be distributed on the Class M Certificates in the following order:  to the Class M1 Certificates, Class M2 Certificates and Class M3 Certificates, sequentially, such that the Class M1 Certificates, Class M2 Certificates and Class M3 Certificates will have at least [26.00%] credit enhancement, to the Class M4 Certificates such that the Class M4 Certificates will have at least [22.10%] credit enhancement, to the Class M5 Certificates such that the Class M5 Certificates will have at least [18.60%] credit enhancement, to the Class M6 Certificates such that the Class M6 Certificates will have at least [16.30%] credit enhancement, to the Class M7 Certificates such that the Class M7 Certificates will have at least [13.90%] credit enhancement, to the Class M8 Certificates such that the Class M8 Certificates will have at least [12.10%] credit enhancement, to the Class M9 Certificates such that the Class M9 Certificates will have at least [9.70%] credit enhancement, to the Class M10 Certificates such that the Class M10 Certificates will have at least [6.70%] credit enhancement and to the Class M11 Certificates such that the Class M11 Certificates will have at least [4.00%] credit enhancement.

If a Trigger Event is in effect, principal distributions will be made sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the certificate principal balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.
Delinquency Trigger Event:

If the percentage obtained by dividing  (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [33.00]% of the credit enhancement percentage (as defined in the term sheet supplement).

Cumulative Loss Test:

If the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the last day of the related due period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date –Update

Percentage

December 2008 – November 2009            [1.35%] for the first month, plus an additional 1/12th of [1.65%] for each month thereafter.

December 2009 – November 2010             [3.00%] for the first month, plus an additional 1/12th of [1.75%] for each month thereafter.

December 2010 – November 2011             [4.75%] for the first month, plus an additional 1/12th of [1.40%] for each month thereafter.

December 2011 – November 2012             [6.15%] for the first month, plus an additional 1/12th of [0.75%] for each month thereafter.

December 2012 – November 2013             [6.90%] for the first month, plus an additional 1/12th of [0.05%] for each month thereafter.

December 2013 and thereafter                   [6.95%]

Payment Priority:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment owed to the Swap Provider, unless the Swap Provider is the defaulting party under the Swap Agreement, and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Class M Certificates in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, Unpaid Interest Shortfalls and Unpaid Realized Losses, in that order, sequentially to the Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, first to the Class A Certificates pro rata and then to the Class M Certificates, sequentially, in the same order of priority as described above, reimbursement for certain interest shortfalls, including shortfalls resulting from prepayments.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates sequentially, in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, Swap Termination Payments owed to the Swap Provider, if the Swap Provider is the defaulting party under the Swap Agreement.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class X Certificates in accordance with the Pooling and Servicing Agreement.

From Net Swap Payments made by the Swap Provider:

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A Certificates remaining unpaid pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates remaining unpaid sequentially, in the same order of priority as described above.

From the Swap Account, to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount; provided however, that the amounts distributable pursuant to this clause will not exceed the amount of cumulative Realized Losses since the Cut-Off Date.

From the Swap Account, to pay any unpaid Realized Losses remaining on the Class M Certificates, sequentially.

From the Swap Account, to the holders of the Class X Certificates, any remaining amounts.

Swap Schedule

Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)
1	9,632,661.24	9,632,661.24	21	4,529,387.79	6,104,482.89	41	611,127.86	956,837.23
2	9,489,662.69	9,546,985.11	22	4,171,794.40	5,840,753.17	42	584,428.42	920,557.25
3	9,318,953.78	9,449,549.91	23	3,840,941.23	5,584,986.81	43	558,872.23	885,471.34
4	9,120,944.37	9,340,509.42	24	3,401,251.23	5,296,080.81	44	529,543.63	838,670.97
5	8,896,282.89	9,220,081.59	25	3,017,908.99	5,022,454.42	45	495,464.32	777,587.26
6	8,645,850.82	9,088,561.70	26	2,754,521.56	4,758,497.14	46	472,859.27	743,893.32
7	8,370,770.82	8,946,225.32	27	2,523,824.88	4,508,547.54	47	377,073.46	460,545.90
8	8,072,478.69	8,789,643.46	28	2,383,065.18	4,311,434.16	48	360,723.89	436,648.96
9	7,752,835.67	8,623,057.35	29	2,250,530.69	4,125,338.00	49	345,783.17	417,948.20
10	7,429,500.74	8,446,907.93	30	2,140,859.12	3,975,831.80	50	329,280.59	402,467.03
11	7,105,093.61	8,261,707.38	31	2,058,108.76	3,825,418.78	51	313,275.53	387,459.09
12	6,794,552.66	8,067,943.45	32	1,947,501.84	3,684,056.40	52	297,752.76	372,909.70
13	6,497,373.15	7,866,186.97	33	1,287,098.69	2,396,492.75	53	282,697.54	358,804.62
14	6,212,976.83	7,650,673.75	34	1,186,259.22	2,237,420.60	54	268,095.60	345,130.09
15	5,937,825.54	7,424,826.22	35	794,407.29	1,277,182.03	55	253,933.10	331,872.74
16	5,676,721.52	7,196,030.35	36	761,353.87	1,215,714.67	56	240,196.45	319,019.38
17	5,427,614.00	6,968,674.95	37	729,675.22	1,158,936.77	57	226,872.86	306,557.83
18	5,189,210.21	6,742,759.22	38	698,662.28	1,104,064.89	58	213,949.03	294,475.37
19	4,961,047.47	6,523,654.49	39	668,186.17	1,052,081.67	59	201,406.23	282,747.95
20	4,741,945.04	6,310,874.45	40	639,028.66	1,003,379.69	60	189,233.54	271,367.06

Bond Sensitivity Tables

To Call

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	19.68	4.54	2.77	2.20	1.32	1.17	1.06
Mod Durn	11.48	3.69	2.43	1.98	1.25	1.12	1.01
Principal Window	1 - 349	1 - 163	1 - 96	1 - 76	1 - 30	1 - 25	1 - 24

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	16.70	1.75	1.15	1.00	0.72	0.63	0.56
Mod Durn	10.43	1.63	1.10	0.96	0.69	0.61	0.54
Principal Window	1 - 289	1 - 41	1 - 25	1 - 22	1 - 16	1 - 14	1 - 12

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	25.34	4.02	2.35	2.00	1.54	1.31	1.14
Mod Durn	13.51	3.57	2.18	1.87	1.46	1.25	1.09
Principal Window	289 - 323	41 - 59	25 - 32	22 - 27	16 - 21	14 - 18	12 - 16

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.79	8.03	4.53	3.25	1.90	1.73	1.55
Mod Durn	14.22	6.32	3.92	2.91	1.78	1.63	1.47
Principal Window	323 - 356	59 - 155	32 - 90	27 - 72	21 - 26	18 - 23	16 - 22

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.65	13.53	7.95	6.29	2.28	1.97	1.86
Mod Durn	14.28	9.38	6.34	5.24	2.11	1.85	1.75
Principal Window	356 - 356	155 - 163	90 - 96	72 - 76	26 - 30	23 - 25	22 - 23

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	26.81	5.90	3.67	3.81	3.76	3.07	2.69
Mod Durn	13.68	4.94	3.27	3.39	3.35	2.79	2.46
Principal Window	300 - 341	51 - 95	39 - 55	42 - 51	40 - 49	33 - 40	29 - 35

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.29	10.73	6.26	5.10	4.07	3.32	2.90
Mod Durn	14.10	7.89	5.18	4.36	3.59	2.99	2.65
Principal Window	341 - 356	95 - 163	55 - 96	51 - 76	49 - 49	40 - 40	35 - 35

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.65	13.57	7.99	6.32	4.07	3.32	2.90
Mod Durn	14.10	9.33	6.34	5.24	3.59	2.99	2.64
Principal Window	356 - 356	163 - 163	96 - 96	76 - 76	49 - 49	40 - 40	35 - 35

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.27	4.47	3.43	2.80	2.46
Mod Durn	13.75	6.70	4.42	3.86	3.07	2.55	2.27
Principal Window	300 - 356	51 - 163	38 - 96	41 - 76	37 - 49	31 - 40	27 - 35

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.25	4.44	3.31	2.71	2.39
Mod Durn	13.72	6.69	4.41	3.83	2.97	2.47	2.21
Principal Window	300 - 356	51 - 163	38 - 96	40 - 76	36 - 49	29 - 40	26 - 35

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.25	4.42	3.24	2.66	2.36
Mod Durn	13.62	6.67	4.40	3.81	2.91	2.43	2.17
Principal Window	300 - 356	51 - 163	38 - 96	39 - 76	35 - 49	29 - 40	26 - 35

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.25	4.40	3.20	2.61	2.33
Mod Durn	13.14	6.56	4.35	3.76	2.85	2.37	2.14
Principal Window	300 - 356	51 - 163	38 - 96	39 - 76	34 - 49	28 - 40	25 - 35

Class  M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.25	4.40	3.16	2.59	2.31
Mod Durn	12.79	6.48	4.31	3.74	2.81	2.34	2.11
Principal Window	300 - 356	51 - 163	37 - 96	38 - 76	33 - 49	27 - 40	25 - 35

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.24	4.37	3.13	2.56	2.31
Mod Durn	11.48	6.17	4.16	3.61	2.73	2.28	2.07
Principal Window	300 - 356	51 - 163	37 - 96	38 - 76	33 - 49	27 - 40	25 - 35

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.89	5.24	4.37	3.08	2.52	2.28
Mod Durn	11.04	6.05	4.11	3.57	2.67	2.23	2.04
Principal Window	300 - 356	51 - 163	37 - 96	38 - 76	32 - 49	26 - 40	24 - 35

Class M11

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.84	5.21	4.32	3.03	2.50	2.25
Mod Durn	11.04	6.04	4.09	3.54	2.63	2.21	2.01
Principal Window	300 - 356	51 - 163	37 - 96	37 - 76	31 - 49	26 - 40	24 - 35

Bond Sensitivity Tables

To Maturity

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	19.68	4.95	3.11	2.48	1.32	1.17	1.06
Mod Durn	11.48	3.84	2.61	2.15	1.25	1.12	1.01
Principal Window	1 - 349	1 - 327	1 - 231	1 - 179	1 - 30	1 - 25	1 - 24

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	16.70	1.75	1.15	1.00	0.72	0.63	0.56
Mod Durn	10.43	1.63	1.10	0.96	0.69	0.61	0.54
Principal Window	1 - 289	1 - 41	1 - 25	1 - 22	1 - 16	1 - 14	1 - 12

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	25.34	4.02	2.35	2.00	1.54	1.31	1.14
Mod Durn	13.51	3.57	2.18	1.87	1.46	1.25	1.09
Principal Window	289 - 323	41 - 59	25 - 32	22 - 27	16 - 21	14 - 18	12 - 16

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.79	8.03	4.53	3.25	1.90	1.73	1.55
Mod Durn	14.22	6.32	3.92	2.91	1.78	1.63	1.47
Principal Window	323 - 356	59 - 155	32 - 90	27 - 72	21 - 26	18 - 23	16 - 22

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.66	17.68	10.57	8.28	2.28	1.97	1.86
Mod Durn	14.28	10.95	7.78	6.48	2.11	1.85	1.75
Principal Window	356 - 357	155 - 319	90 - 212	72 - 163	26 - 30	23 - 25	22 - 23

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	26.81	5.90	3.67	3.81	3.81	3.12	2.71
Mod Durn	13.68	4.94	3.27	3.39	3.39	2.83	2.49
Principal Window	300 - 341	51 - 95	39 - 55	42 - 51	40 - 54	33 - 44	29 - 38

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.29	10.84	6.32	5.16	5.49	4.50	3.84
Mod Durn	14.10	7.94	5.22	4.40	4.65	3.92	3.41
Principal Window	341 - 356	95 - 184	55 - 109	51 - 86	54 - 86	44 - 71	38 - 60

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.65	19.54	12.06	9.48	8.52	7.08	6.01
Mod Durn	14.10	11.55	8.54	7.18	6.64	5.73	5.01
Principal Window	356 - 356	184 - 299	109 - 197	86 - 154	86 - 129	71 - 108	60 - 92

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.75	5.84	4.92	3.74	3.06	2.68
Mod Durn	13.75	7.03	4.74	4.14	3.30	2.75	2.44
Principal Window	300 - 356	51 - 267	38 - 169	41 - 132	37 - 90	31 - 74	27 - 63

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.71	5.80	4.86	3.61	2.96	2.59
Mod Durn	13.72	7.01	4.71	4.10	3.19	2.67	2.37
Principal Window	300 - 356	51 - 258	38 - 161	40 - 126	36 - 85	29 - 71	26 - 60

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.67	5.76	4.82	3.53	2.89	2.55
Mod Durn	13.62	6.97	4.68	4.07	3.12	2.61	2.32
Principal Window	300 - 356	51 - 248	38 - 153	39 - 120	35 - 81	29 - 67	26 - 57

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.63	5.73	4.78	3.46	2.83	2.51
Mod Durn	13.14	6.84	4.61	4.00	3.05	2.54	2.28
Principal Window	300 - 356	51 - 240	38 - 147	39 - 116	34 - 77	28 - 64	25 - 54

Class M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.57	5.68	4.74	3.40	2.79	2.47
Mod Durn	12.79	6.73	4.55	3.95	2.99	2.49	2.23
Principal Window	300 - 356	51 - 230	37 - 140	38 - 110	33 - 73	27 - 60	25 - 51

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.49	5.62	4.67	3.34	2.73	2.44
Mod Durn	11.48	6.36	4.36	3.79	2.87	2.41	2.18
Principal Window	300 - 356	51 - 221	37 - 134	38 - 106	33 - 70	27 - 57	25 - 49

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	9.32	5.51	4.59	3.23	2.64	2.37
Mod Durn	11.04	6.19	4.25	3.70	2.77	2.32	2.11
Principal Window	300 - 356	51 - 207	37 - 124	38 - 98	32 - 64	26 - 53	24 - 45

Class M11

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.19	8.94	5.26	4.37	3.06	2.52	2.27
Mod Durn	11.04	6.07	4.12	3.57	2.65	2.23	2.03
Principal Window	300 - 356	51 - 182	37 - 108	37 - 86	31 - 56	26 - 46	24 - 39

Excess Spread (1)(2)

Period	Static LIBOR (%)	Forward LIBOR (%)	Period	Static LIBOR (%)	Forward LIBOR (%)
1	3.45	3.42	39	4.24	4.26
2	2.36	2.29	40	4.69	4.66
3	2.36	2.30	41	4.31	4.32
4	2.56	2.56	42	4.49	4.46
5	2.36	2.32	43	4.30	4.29
6	2.54	2.54	44	4.48	4.44
7	2.36	2.36	45	4.28	4.27
8	2.53	2.54	46	4.27	4.26
9	2.35	2.44	47	4.47	4.45
10	2.35	2.48	48	4.28	4.27
11	2.53	2.53	49	4.46	4.43
12	2.35	2.52	50	4.26	4.25
13	2.52	2.52	51	4.26	4.24
14	2.34	2.49	52	4.74	4.71
15	2.34	2.47	53	4.24	4.23
16	2.53	2.53	54	4.42	4.40
17	2.33	2.43	55	4.23	4.21
18	2.51	2.51	56	4.40	4.37
19	2.33	2.40	57	4.21	4.19
20	2.78	2.77	58	4.20	4.18
21	3.31	3.35	59	4.37	4.35
22	3.49	3.54	60	4.18	4.15
23	4.00	3.98	61	4.35	4.32
24	3.80	3.87	62	4.16	4.12
25	3.97	3.94	63	4.15	4.11
26	3.79	3.88	64	4.51	4.47
27	3.86	3.93	65	4.13	4.09
28	4.12	4.02	66	4.30	4.26
29	3.99	4.04	67	4.11	4.05
30	4.17	4.05	68	4.28	4.23
31	3.98	4.03	69	4.09	4.03
32	4.17	4.05	70	4.08	4.02
33	4.01	4.07	71	4.27	4.21
34	4.05	4.11	72	4.08	4.02
35	4.46	4.45	73	4.27	4.21
36	4.27	4.32	74	4.08	4.02
37	4.45	4.42	75	4.09	4.02
38	4.18	4.20	76	4.64	4.58

(1)

Assumes the pricing speed.

(2)

Calculated as (a) interest collections on the collateral (net of the Administrative Fee Rate and Net Swap Payments), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, times twelve.

Group I Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.92	39	14.59
2	22.24	40	15.37
3	22.24	41	15.05
4	22.52	42	15.30
5	22.23	43	14.96
6	22.31	44	15.14
7	22.22	45	14.64
8	22.30	46	14.57
9	22.20	47	13.93
10	22.19	48	13.54
11	22.27	49	13.82
12	22.17	50	13.45
13	22.25	51	13.42
14	22.15	52	14.44
15	22.14	53	13.58
16	22.32	54	13.88
17	22.12	55	13.51
18	22.20	56	13.80
19	22.09	57	13.43
20	22.17	58	13.39
21	22.07	59	13.91
22	22.06	60	13.53
23	22.99	61	11.44
24	22.84	62	11.05
25	22.91	63	11.03
26	22.76	64	11.77
27	22.72	65	10.99
28	22.93	66	11.34
29	22.77	67	10.95
30	22.84	68	11.29
31	22.61	69	10.91
32	22.67	70	10.89
33	18.04	71	11.23
34	17.71	72	10.85
35	15.22	73	11.19
36	14.87	74	10.81
37	15.04	75	10.79
38	14.69	76	11.92

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received attributable to each related loan group. Assumes 1 month and 6 month LIBOR equal 20%.

Group II Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.99	39	16.49
2	22.30	40	17.63
3	22.29	41	16.59
4	22.58	42	16.88
5	22.28	43	16.49
6	22.37	44	16.72
7	22.27	45	16.19
8	22.36	46	16.18
9	22.26	47	15.08
10	22.25	48	14.64
11	22.33	49	14.96
12	22.23	50	14.56
13	22.31	51	14.55
14	22.21	52	15.73
15	22.20	53	14.55
16	22.38	54	14.88
17	22.18	55	14.48
18	22.26	56	14.80
19	22.16	57	14.40
20	22.61	58	14.38
21	23.42	59	14.74
22	23.65	60	14.33
23	23.94	61	12.27
24	23.75	62	11.86
25	23.86	63	11.84
26	23.85	64	12.63
27	24.26	65	11.80
28	24.78	66	12.17
29	24.12	67	11.76
30	24.24	68	12.13
31	23.96	69	11.72
32	24.25	70	11.70
33	20.04	71	12.07
34	19.90	72	11.66
35	16.74	73	12.03
36	16.33	74	11.62
37	16.55	75	11.60
38	16.26	76	12.82

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received attributable to each related loan group. Assumes 1 month and 6 month LIBOR equal 20%.

Class M Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.97	39	16.01
2	22.28	40	17.07
3	22.28	41	16.20
4	22.56	42	16.49
5	22.27	43	16.11
6	22.35	44	16.33
7	22.26	45	15.81
8	22.34	46	15.78
9	22.24	47	14.80
10	22.23	48	14.37
11	22.32	49	14.68
12	22.22	50	14.29
13	22.30	51	14.27
14	22.20	52	15.42
15	22.19	53	14.32
16	22.36	54	14.64
17	22.16	55	14.24
18	22.25	56	14.56
19	22.14	57	14.17
20	22.50	58	14.14
21	23.08	59	14.55
22	23.25	60	14.14
23	23.70	61	12.07
24	23.52	62	11.67
25	23.62	63	11.65
26	23.57	64	12.43
27	23.88	65	11.61
28	24.31	66	11.98
29	23.78	67	11.57
30	23.88	68	11.94
31	23.62	69	11.53
32	23.85	70	11.52
33	19.54	71	11.88
34	19.35	72	11.48
35	16.36	73	11.84
36	15.96	74	11.44
37	16.17	75	11.42
38	15.86	76	12.62

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, where the referenced Class first incurs a writedown. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include:

(1) prepayment speed is 115% PPC for Fixed Rate Mortgages and 100% PPC for Adjustable Rate Mortgages,

(2) 40% loss severity, 50% loss severity, 60% loss severity,

(3) 12 month lag from default to loss,

(4) no overcollateralization stepdown,

(5) trigger events are always in effect, and

(6) 100% advancement of principal and interest.

	Forward LIBOR
	40% Loss Severity		50% Loss Severity		60% Loss Severity
	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %
Class M1	32.92	22.67	24.13	23.36	19.03	23.84
Class M2	24.61	18.93	18.54	19.50	14.86	19.90
Class M3	21.88	17.51	16.63	18.03	13.40	18.39
Class M4	18.89	15.81	14.50	16.28	11.77	16.61
Class M5	16.41	14.28	12.70	14.70	10.36	14.99
Class M6	14.85	13.26	11.56	13.65	9.46	13.92
Class M7	13.25	12.15	10.36	12.50	8.51	12.74
Class M8	12.04	11.28	9.45	11.59	7.78	11.81
Class M9	10.41	10.04	8.21	10.30	6.78	10.49
Class M10	8.59	8.56	6.81	8.78	5.65	8.94
Class M11	7.42	7.56	5.93	7.77	4.93	7.91

Credit Suisse Team

	NAME	PHONE EXTENSION
Asset Finance:	Banking
	Boris Grinberg	(5-4375)
	Lloyd Brown	(5-4968)
	Plern Bonython	(6-0540)
	Julian Torres	(5-2940)

Structuring
	Amit Sharma	(5-5180)

Collateral
	Rotimi Akeredolu	(6-5587)
	Harry Jao	(6-3549)
	Ivan Karaivanov	(6-1636)

Asset-Backed Syndicate:	Tricia Hazelwood	(5-8549)
	Melissa Simmons	(5-8549)
	James Drvostep	(5-8549)
	Garrett Smith	(5-8549)

Rating Agency Contacts

	NAME	PHONE NUMBER
Standard & Poor’s:	Frank Bruzese	(212) 438-1809
Fitch:	Christine Yan	(212) 908-0838
Moody’s:	Cecilia Lam	(415) 274-1727